CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the use in this Registration Statement, on Form SB-2 amendment no. 1 of our report dated June 6, 2000 relating to the balance sheet of InfoActiv, Inc., as of December 31, 1999 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1999 and 1998. We also consent to the reference to our firm under the caption "Experts" in the accompanying Prospectus.

                                                  /s/ Feldman Sherb & Co., P.C.
                                                  -----------------------------
                                                  Feldman Sherb & Co., P.C.
                                                  Certified Public Accountants

New York, New York
December 22, 2000